UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 13, 2024 (February 13, 2024)

PLURI INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	001-31392	98-0351734
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

MATAM Advanced Technology Park
Building No. 5
Haifa, Israel	3508409
(Address of Principal Executive Offices)	(Zip Code)

011-972-74-7108600

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, par value $0.00001 per share	PLUR	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On February 13, 2024, Pluri Inc. (the “Company”), entered into a Sales Agreement, (the “Sales Agreement”), with A.G.P./Alliance Global Partners (“A.G.P.”), as agent, pursuant to which the Company may issue and sell its common shares, par value $0.00001 per share (the “common shares”) having an aggregate offering price of up to $10 million from time to time through A.G.P.

Any sales of common shares pursuant to the Sales Agreement will be made pursuant to a shelf registration statement on Form S-3, as amended (File No. 333-273347) (the “Registration Statement”), including the prospectus contained therein, which was declared effective by the Securities and Exchange Commission (the “SEC”) on September 21, 2023, and a prospectus supplement related thereto, filed with the SEC on February 13, 2024 (the “Prospectus Supplement”). A.G.P. may sell the Company’s common shares (A) in privately negotiated transactions with the Company’s consent; (B) as block transactions; or (C) by any other method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended, including sales made directly on The Nasdaq Capital Market or sales made into any other existing trading market for the Company’s common shares. Subject to the terms and conditions of the Sales Agreement, A.G.P. will use its commercially reasonable efforts to sell the common shares from time to time, based upon the Company’s instructions (including any price, time or size limits or other parameters or conditions that the Company may impose). The Sales Agreement contains customary representations and warranties and conditions to the placement of common shares pursuant thereto, obligations to sell common shares under the Sales Agreement are subject to satisfaction of certain conditions, including the effectiveness of the Registration Statement and other customary closing conditions. The Company will pay to A.G.P. a cash commission of up to 3.0% of the gross proceeds from the sale of any common shares by A.G.P. under the Sales Agreement. The Company will also reimburse A.G.P. for certain specified expenses in connection with entering into the Sales Agreement. The Company and A.G.P. have also provided each other with customary indemnification rights.

The Company is not obligated to make any sales of common shares under the Sales Agreement and no assurance can be given that it will sell any common shares under the Sales Agreement, or, if it does, as to the price or number of common shares that it will sell, or the dates on which any such sales will take place. The Sales Agreement may be terminated by either party as set forth in the Sales Agreement.

The foregoing description of the Sales Agreement is not complete and is qualified in its entirety by reference to the full text of the Sales Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.  This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any offer, solicitation, or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

A copy of the legal opinion of Sullivan & Worcester LLP regarding the legality of the common shares that may be issued pursuant to the Prospectus Supplement is attached to this Current Report on Form 8-K as Exhibit 5.1.

Exhibit No.	Description
1.1	Sales Agreement, dated February 13, 2024, by and between the Company and A.G.P.
5.1	Opinion of Sullivan & Worcester LLP.
23.1	Consent of Sullivan & Worcester LLP (included in the opinion filed as Exhibit 5.1).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLURI INC.

By:	/s/ Chen Franco-Yehuda
Name:	Chen Franco-Yehuda
Title:	Chief Financial Officer

Date: February 13, 2024

3